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                                                                  EXHIBIT 10 (f)


                             CONSULTATION AGREEMENT

                                Gordon R. Parker


                 AGREEMENT made as of the 31st day of October, 1993 by and among Newmont Mining Corporation, ("Mining"), Newmont Gold Company ("Gold"), each a Delaware corporation with offices at 1700 Lincoln Street, Denver, Colorado 80203 and Gordon R. Parker, residing at 13 Sunset Drive, Englewood, Colorado 80110 ("Parker"). Gold and Mining are hereinafter sometimes referred to collectively as the "Companies."


                               W I T N E S E T H:


                 WHEREAS, the Companies developed a management succession plan in which Parker retired as Chief Executive Officer of each of the Companies on November 1, 1993 and as an employee of Gold on November 30, 1993, and

                 WHEREAS, the Companies are desirous of retaining Parker's services as a consultant for a period of time, and

                 WHEREAS, Parker is willing to render consulting services, and

                 WHEREAS, Parker is willing to forgo severance benefits to which he might otherwise have been entitled under an employment agreement,
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                 NOW, THEREFORE, the parties agree as follows:

                 1.       Retirement as an Employee.   Parker has retired as an
employee of Gold on November 30, 1993. All rights which Parker may have under all of the Companies' benefit plans covering their respective employees shall be determined based upon his termination of employment being effective as of November 30, 1993, and he shall continue to participate in any such plans thereafter only to the extent that they accord benefits to a retired employee.

                 2. Consulting Services. During December 1993 and in calendar years 1994 and 1995 Parker shall render such advisory, consulting and other services to the Boards of Directors and the Companies as the Board of Directors of each of the Companies (in consultation with its Chief Executive Officer) may reasonably request, provided, however, that Parker shall not be required to devote over the course of the year more than the equivalent of 50% of his business time to such services. Parker may engage in other business activities, provided he remains reasonably available, including availability by telephone, to perform the services required by this paragraph 2 and subject to the restrictions contained in paragraph 6.

                 3. Compensation. Parker shall render services to the Companies during December 1993 and all of 1994 and 1995 as an independent contractor and not as an employee.





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He shall receive compensation which shall be paid by Gold at the rate of
$400,000 per annum in December 1993 and in calendar 1994 and at the rate of $300,000 per annum in calendar 1995, payable monthly in arrears. Such compensation shall be in lieu of any director's retainer or fees to which he would otherwise be entitled except for fees paid for attendance at meetings of the Boards of Directors. Parker shall not be eligible to participate in the Newmont Mining Corporation Directors' Stock Award Plan or any stock plan for its directors adopted by Gold.

                 4. Stock Option Vesting. The terms of all unvested non-qualified stock options awarded to Parker under the Newmont Mining Corporation's 1987 Key Employees Stock Option Plan and 1992 Key Employees Stock Plan (the "Stock Plans") shall be amended effective November 30, 1993 to provide that such options shall continue to vest during Parker's service during calendar year 1994, in accordance with the vesting schedule set forth in the grant of such options.

                 5. Reimbursement of Expenses. Parker shall be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with services rendered to the Boards of Directors and the Companies during 1994 and 1995 upon a basis consistent with the policies of the Companies.





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                 6.       Covenant Not to Disclose.  Parker acknowledges that
as a result of the services to be rendered to the Companies hereunder, Parker will be brought into close contact with many confidential affairs of the Companies, their subsidiaries, affiliates and customers, not readily available to the public. In recognition of the foregoing, Parker covenants and agrees that he shall not, except (i) as may be necessary in the discharge of his duties with the Companies; (ii) as the Board of Directors of either of the Companies may expressly authorize in writing; or (iii) as may be required by applicable law or regulations, disclose or use for his own benefit or the benefit of any person or entity with which he may be associated during the term of this Agreement and thereafter any such confidential information, knowledge or data obtained by Parker during or before the term of this Agreement which is material to the business of either or both of the Companies and not publicly available, otherwise disclosed by the Companies to third parties or recognized as standard practice. As a guide, Parker is to consider information originated, owned, controlled or possessed by the Companies, their subsidiaries or affiliates which is not disclosed in printed publications stated to be available for distribution outside the Companies, their subsidiaries and affiliates as being confidential. In





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instances where doubt does or should reasonably be understood to exist in
Parker's mind as to whether information is confidential to the Companies, their subsidiaries and affiliates, Parker agrees to request an opinion, in writing, from the Companies.

                 7. Release. In consideration of the foregoing, Parker releases and discharges the Companies and their officers and directors from any and all claims, obligations or liabilities which have arisen or which may arise by reason of the termination of Parker's employment with the Companies, except with respect to enforcement of this Agreement, benefits under any employer sponsored benefit plan in which Parker participates or Parker's rights to indemnification by the Companies arising from his status as an officer and director. The terms "claims, obligations, or liabilities" shall include, but not be limited to, any and all claims of discrimination under Title VII of the Civil Rights Act of 1964, as amended; and any other federal, state or local law, or any other claim before any state or federal court, tribunal, or administrative agency arising out of or in any way related to Parker's employment relationship with the Companies and the termination of that relationship.

                 8. Termination of Agreement by Parker. Parker may terminate this Agreement at any time by giving the





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Companies 60 days prior written notice of his election to terminate.  Parker shall be entitled to the compensation and other benefits provided herein through the effective date of such termination but shall not thereafter be entitled to receive any compensation or benefits hereunder; provided, however, that such termination shall not affect any rights he has as a retired employee under any employee benefit plans of the Companies. The provisions of paragraph 7 shall continue to apply according to its terms.

                 9.       General

                 (a) Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Parker herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of the Companies hereunder shall be binding upon and run in favor of the successors and assigns of the Companies.

                 (b) Governing Law; Captions. This Agreement contains the entire agreement between the parties with respect to the subject matter herein addressed and shall be governed by the law of the State of Colorado. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Paragraph





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headings are for convenience of reference only and shall not be considered a part of this Agreement.

                (c) Prior Agreements. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed, provided, however, that nothing in this Agreement shall be deemed to restrict or abrogate the supplemental pension benefits and the right to suitable office space and secretarial facilities to be accorded to Parker pursuant to the resolution set forth in the minutes of the meeting of the Board of Directors of Mining dated October 26, 1988.

                 (d) Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person (in the Companies' case to their respective Corporate Secretaries), or sent by telex, telecopy or by registered or certified mail, postage prepaid, in the case of Parker, addressed as follows: 13 Sunset Drive, Englewood, Colorado 80110 and in the case of the Companies, addressed as follows: 1700 Lincoln Street, Denver, Colorado 80203 Attention: Corporate Secretary, or such other address or number as shall be furnished in writing by either party to the other, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, telex or mailed.





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                 IN WITNESS WHEREOF, the Companies have by their appropriate officers signed this Agreement and Parker has signed this Agreement, as of the day and year first above written.

                                                   NEWMONT MINING CORPORATION



                                                   By /s/ RONALD C. CAMBRE
                                                      Name:  Ronald C. Cambre
                                                      Title: Vice Chairman and
                                                             Chief Executive
                                                             Officer


                                                   NEWMONT GOLD COMPANY



                                                   By /s/ RONALD C. CAMBRE
                                                      Name:  Ronald C. Cambre
                                                      Title: Vice Chairman and
                                                             Chief Executive
                                                             Officer


                                                   /s/ GORDON R. PARKER
                                                   Gordon R. Parker





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